Exhibit 99.1

MCEWEN MINING TO ACQUIRE BLACK FOX FROM PRIMERO

(all amounts in $US)

TORONTO, Aug 10, 2017 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen”) is pleased to announce that it has reached an agreement with Primero Mining Corp. to purchase its Black Fox Complex and associated assets and liabilities located in the world-famous gold mining camp of Timmins, Canada. The agreed purchase price is $35 million, subject to closing adjustments. Definitive documentation is expected to be completed before the end of this month.

“Buying the Black Fox Complex provides fantastic synergies with our recently acquired Timmins deposits. Our objective is to build a long-term production platform with a robust pipeline of production, development and exploration assets, all feeding into a single processing facility. This acquisition will add immediately to our gold production, but is just the beginning of a new chapter of growth for McEwen Mining,” said Rob McEwen, Chairman and Chief Owner. “Black Fox comes with a talented operating team, an underground mine producing 50-60,000 ounces of gold in 2017(1), a processing facility with excess capacity, two future development opportunities, and excellent exploration potential. Combined with our existing portfolio of Timmins deposits, I believe this is a logical and potent combination.”

About McEwen Mining (www.mcewenmining.com)

McEwen Mining has the goal to qualify for inclusion in the S&P 500 Index by creating a high growth gold and silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Gold mine and El Gallo Silver project in Mexico, the Gold Bar project in Nevada, the Timmins projects in Canada and the Los Azules copper project in Argentina.

McEwen Mining has a total of 312 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

(1)Primero Mining Inc. stated 2017 production guidance for Black Fox.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com	Website www.mcewenmining.com Facebook facebook.com/mcewenrob Twitter twitter.com/mcewenmining	150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690